UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

European Wax Center, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO PROXY STATEMENT FOR

THE SPECIAL MEETING OF STOCKHOLDERS OF EUROPEAN WAX CENTER, INC.

TO BE HELD ON MAY 7, 2026

April 29, 2026

As previously disclosed in the Current Report on Form 8-K filed by European Wax Center, Inc., a Delaware corporation (the “Company”), on February 10, 2026, the Company entered into an Agreement and Plan of Merger (as it may be amended, supplemented or modified from time to time), dated as of February 9, 2026 (the “Merger Agreement”), by and among Glow Midco, LLC, a Delaware limited liability company (“Parent”), Glow Merger Sub 1, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub Inc.”), Glow Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub LLC,” together with Merger Sub Inc., the “Merger Subs”), the Company and EWC Ventures, LLC, a Delaware limited liability company (“Opco”), pursuant to which (i) Merger Sub Inc. will merge with and into the Company (the “Corporate Merger”), with the Company surviving the Corporate Merger as the surviving corporation and a wholly owned subsidiary of Parent and (ii) Merger Sub LLC will merge with and into Opco, with Opco surviving as the surviving limited liability company and a wholly owned subsidiary of Parent (the “LLC Merger” and, together with the Corporate Merger, the “Mergers”). Parent and Merger Subs are affiliates of General Atlantic, L.P. (“General Atlantic”). On March 11, 2026, the Company filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement, an amended version of which was filed with the SEC on March 30, 2026 (as amended, the “Preliminary Proxy Statement”). On April 3, 2026, the Company filed a definitive proxy statement (the “Definitive Proxy Statement”) with respect to the special meeting of the Company’s stockholders scheduled to be held on May 7, 2026 at 10:30 A.M. CST in connection with the Mergers (the “Special Meeting”).

Supplemental Disclosures to the Definitive Proxy Statement

The following supplemental disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Capitalized terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. For clarity, new text within restated paragraphs from the Definitive Proxy Statement is indicated below by bold, underlined text and deleted text within restated paragraphs from the Definitive Proxy Statement is indicated below by ~~strikethrough text~~.

These supplemental disclosures will not change the consideration to be paid to the holders of the Company’s securities in connection with the Mergers or the timing of the Special Meeting. The board of directors of the Company continues to recommend that you vote “FOR” the proposals to be voted on at the Special Meeting as set forth in the Definitive Proxy Statement.

1.

The disclosure under the heading entitled “Summary Term Sheet” is hereby amended by amending and restating the last bullet under the section “Special Factors” that begins on page 7 of the Definitive Proxy Statement as follows:

Litigation Relating to the Mergers. As of the date of this proxy statement, the Company has received eleven demand letters from purported Company stockholders alleging deficiencies and/or omissions in the preliminary proxy statement the Company filed on March 11, 2026 and in the definitive proxy statement the Company filed April 3, 2026. The demand letters seek additional disclosures to remedy these purported deficiencies. The Company believes that the allegations in these demand letters are without merit. For a further description of litigation relating to the Mergers, see “Special Factors—Litigation Relating to the Mergers.”

2.

The disclosure under the heading entitled “Special Factors—Opinion of the Special Committee’s Financial Advisor” is hereby amended and supplemented by adding the text below to the fifth paragraph of the subsection “Discounted Cash Flow Analysis” that begins on page 46 of the Definitive Proxy Statement:

Moelis then derived an implied per share reference range from the resulting implied TEV reference range by (i) adding the implied value of the Company’s tax attributes calculated as described above, (ii) subtracting the Company’s estimated net debt and (iii) dividing the resulting number by the Company’s fully diluted shares outstanding, in each case as of February 6, 2026 and as provided by Company management. As provided by Company management, the estimated net debt of the Company outstanding as of the end of the fourth quarter of 2025 was $310 million. As of February 6, 2026, calculated on a fully diluted basis, Company management indicated that there were approximately 56,754,000 shares of Company Common Stock outstanding, consisting of approximately 44,018,000 shares of Class A Common Stock outstanding, approximately 10,519,000 shares of Class B Common Stock outstanding and 2,216,000 shares from other dilutive securities. This analysis indicated the following implied per share reference range for the Company, as compared to the $5.80 Class A Per Share Price:

3.

The disclosure under the heading entitled “Special Factors—Opinion of the Special Committee’s Financial Advisor” is hereby amended and supplemented by adding the text below to the fifth paragraph of the subsection “Selected Publicly Traded Companies Analysis” that begins on page 48 of the Definitive Proxy Statement:

Based on the foregoing and using its professional judgment, Moelis selected a multiple range of 6.5x to 8.5x TEV / Adjusted EBITDA for fiscal 2026. Moelis then applied such multiple range to the estimated Adjusted EBITDA for fiscal 2026 for the Company to derive a range of implied TEVs for the Company. Moelis then derived an implied per share reference range from the resulting implied TEV reference range by (i) subtracting the Company’s estimated net debt and (ii) dividing the resulting number by the Company’s fully diluted shares outstanding, in each case as of February 6, 2026 and as provided by Company management. As provided by Company management, the estimated net debt of the Company outstanding as of the end of the fourth quarter of 2025 was $310 million. As of February 6, 2026, calculated on a fully diluted basis, Company management indicated that there were approximately 56,754,000 shares of Company Common Stock outstanding, consisting of approximately 44,018,000 shares of Class A Common Stock outstanding, approximately 10,519,000 shares of Class B Common Stock outstanding and 2,216,000 shares from other dilutive securities. This analysis indicated the following implied per share reference range for the Company, as compared to the $5.80 Class A Per Share Price:

4.

The disclosure under the heading entitled “Special Factors—Opinion of the Special Committee’s Financial Advisor” is hereby amended and supplemented by adding the text below to the fourth paragraph of the subsection “Selected Precedent Transactions Analysis” that begins on page 49 of the Definitive Proxy Statement:

Based on the foregoing and using its professional judgment, Moelis selected a multiple range of 8.0x to 10.0x TEV / LTM EBITDA. Moelis then applied such multiple range to the estimated Adjusted EBITDA for the Company for fiscal 2025 to derive a range of implied TEVs for the Company. Moelis then derived an implied per share reference range from the resulting implied TEV reference range by (i) subtracting the Company’s estimated net debt and (ii) dividing the resulting number by the Company’s fully diluted shares outstanding, in each case as of February 6, 2026 and as provided by Company management. As provided by Company management, the estimated net debt of the Company outstanding as of the end of the fourth quarter of 2025 was $310 million. As of February 6, 2026, calculated on a fully diluted basis, Company management indicated that there were approximately 56,754,000 shares of Company Common Stock outstanding, consisting of approximately 44,018,000 shares of Class A Common Stock outstanding, approximately 10,519,000 shares of Class B Common Stock outstanding and 2,216,000 shares from other dilutive securities. This analysis indicated the following implied per share reference range for the Company, as compared to the Class A Per Share Price:

5.

The disclosure under the heading entitled “Special Factors—Interests of Executive Officers and Directors of the Company in the Mergers” is hereby amended and supplemented by adding the text below to the first paragraph that begins on page 71 of the Definitive Proxy Statement:

In considering the recommendations of the Special Committee of the Board with respect to the Mergers, the Company’s stockholders should be aware that the Company’s executive officers and directors have certain interests in the Mergers that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Special Committee, consisting entirely of independent directors, and the Board were aware of these interests and considered them, among other matters, in evaluating the Merger Agreement and the transactions contemplated thereby, including the Mergers, and in making their recommendations. These interests are described below. At no point prior to the execution of the Merger Agreement was there any discussion between General Atlantic or its advisors and the Company or its advisors of post-Merger employment for any Company director or officer.

6.

The disclosure under the heading entitled “Special Factors” is hereby amended by amending and restating the first paragraph under the section entitled “Litigation Relating to the Mergers” that begins on page 84 of the Definitive Proxy Statement as follows:

As of the date of this proxy statement, the Company has received eleven demand letters from purported Company stockholders alleging deficiencies and/or omissions in the preliminary proxy statement the Company filed on March 11, 2026 and in the definitive proxy statement the Company filed on April 3, 2026. The demand letters seek additional disclosures to remedy these purported deficiencies. The Company believes that the allegations in these demand letters are without merit. The Company has also received ~~a request~~ five requests for the Company’s books and records under Section 220 of the DGCL.

Cautionary Note Regarding Forward-Looking Statements

These supplemental disclosures, and any document to which the Company refers in these supplemental disclosures, contain “forward-looking statements.” You can identify these statements and other forward-looking statements by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “likely,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” or “would,” or, in each case, the negative thereof or other variations thereon or comparable terminology. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.

These forward-looking statements are based on current expectations and beliefs. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties, including statements regarding: the Mergers, including the expected time period to consummate the Mergers, the anticipated benefits of the Mergers and plans, opportunities, and anticipated future performance. Some of the key factors that could cause actual results to differ materially include, but are not limited to, the expected timing and likelihood of completion of the Mergers, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Mergers; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the possibility that the Company’s stockholders may not approve the Mergers; the risk that the parties may not be able to satisfy the conditions to the Mergers in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Mergers; the risk that any announcements relating to the Mergers could have adverse effects on the market price of the Company’s common stock; the risk that the Mergers and its announcement could have an adverse effect on the parties’ business relationships and business generally, including the ability of the Company to retain customers and maintain relationships with their suppliers and customers, and on their operating results and businesses generally; the risk of unforeseen or unknown liabilities; customer, stockholder, regulatory and other stakeholder approvals and support; the risk of unexpected future capital expenditures; the risk of potential litigation relating to the Mergers that could be instituted against the Company or its directors and/or officers; the risk associated with third party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the Mergers which are not waived or otherwise satisfactorily resolved; the operational and financial results of franchisees; the ability of its franchisees to enter new markets, select appropriate sites for new centers or open new centers; the effectiveness of the Company’s marketing and advertising programs and the active participation of franchisees in enhancing the value of its brand; the failure of its franchisees to participate in and comply with its agreements, business model and policies; the Company’s and its franchisees’ ability to attract and retain guests; the effect of social media on the Company’s reputation; the Company’s ability to compete with other industry participants and respond to market trends and changes in consumer preferences; the effect of the Company’s planned growth on its management, employees, information systems and internal controls; the Company’s ability to retain and effectively respond to a loss of key executives; recruitment efforts; a significant failure, interruptions or security breach of the Company’s computer systems or information technology; the Company and its franchisees’ ability to attract, train, and retain talented wax specialists and managers; changes in the availability or cost of labor; the Company’s ability to retain its franchisees and to maintain the quality of existing franchisees; failure of the Company’s franchisees to implement business development plans; the ability of the Company’s limited key suppliers, including international suppliers, and distribution centers to deliver their products; changes in supply costs and decreases in the Company’s product sourcing revenue, including due to the imposition of tariffs; the Company’s ability to adequately protect its intellectual property; the Company’s substantial indebtedness; the impact of paying some of the Company’s pre-IPO owners for certain tax benefits the Company may claim; changes in general economic and business conditions, including changes due to tariff policy and geopolitical tensions; the Company’s and its franchisees’ ability to comply with existing and future health, employment and other governmental regulations; complaints or litigation that may adversely affect the Company’s business and reputation; the seasonality of the Company’s business resulting in fluctuations in its results of operations; the impact of global crises on the Company’s operations and financial performance; the impact of inflation and rising interest rates on the Company’s business; the Company’s access to sources of liquidity and capital to finance its continued operations. All such factors are difficult to predict and are beyond the Company’s control, including those detailed in the Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and Current Reports on Form 8-K that are available on the Investors Relations section of the Company’s website at https://investors.waxcenter.com and on the website of the SEC at https://www.sec.gov.

These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in these supplemental disclosures. Any forward-looking statement that the Company makes in these supplemental disclosures speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the Mergers contemplated by the Agreement and Plan of Merger among the Company, EWC Ventures, LLC, Glow Midco, LLC, Glow Merger Sub 1, Inc., and Glow Merger Sub 2, LLC, the Company filed with the SEC a definitive proxy statement on Schedule 14A on April 3, 2026 (and which is available at https://www.sec.gov/Archives/edgar/data/1856236/000119312526141205/d118454ddefm14a.htm) (the “Proxy Statement”). The Proxy Statement is being sent to the stockholders of the Company seeking their approval of the Mergers and other related matters. The Company and affiliates of the Company have also jointly filed a transaction statement on Schedule 13E-3 related to the Mergers (and which is available at https://www.sec.gov/Archives/edgar/data/1856236/000119312526141246/d51338dsc13e3a.htm) (as it may be amended, the “Schedule 13E-3”). The Company may also file other documents with the SEC regarding the Mergers.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGERS OR INCORPORATED BY REFERENCE THEREIN AND ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION REGARDING THE COMPANY, THE MERGERS AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents, including the Proxy Statement, the Schedule 13E-3 and other documents filed with the SEC by the Company through the website maintained by the SEC at https://www.sec.gov. Copies of documents filed with the SEC by the Company will be made available free of charge by accessing the Investors Relations of the Company’s website at https://investors.waxcenter.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Mergers under the rules of the SEC. Information about the interests of the directors and executive officers of the Company and other persons who may be deemed to be participants in the solicitation of stockholders of the Company in connection with the Mergers and a description of their direct and indirect interests, by security holdings or otherwise, is included in the Proxy Statement related to the Mergers. Information about the directors and executive officers of the Company and their ownership of the Company common stock is set forth in the Proxy Statement in the sections entitled “Other Important Information Regarding the Company—Directors and Executive Officers of the Company,” “—Security Ownership of Certain Beneficial Owners and Management” and “Special Factors—Interests of Executive Officers and Directors of the Company in the Mergers.” Additional information about the directors and executive officers of the Company, their ownership of the Company common stock, and the Company’s transactions with related persons is set forth in the sections entitled “Directors, Executive Officers and Corporate Governance,” “Executive Compensation,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” and “Certain Relationships and Related Transactions, and Director Independence” included in the Company’s annual report on Form 10-K/A for the fiscal year ended January 3, 2026, which was filed with the SEC on April 27, 2026 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001856236/000119312526182250/d89903d10ka.htm). Additional information regarding the interests of such participants in the solicitation of proxies in respect of the Mergers is included in the Schedule 13E-3, the Proxy Statement and any other relevant materials we may file with the SEC. These documents can be obtained free of charge from the SEC’s website at https://www.sec.gov.